                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                          Sunrise Assisted Living, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies: _________

    2) Aggregate number of securities to which transaction applies: ____________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _____________

    4) Proposed maximum aggregate value of transaction: _____________

    5) Total fee paid: ____________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: _________________________________________________

    2) Form, Schedule or Registration Statement No.: ___________________________

    3) Filing Party: ___________________________________________________________

    4) Date Filed: _____________________________________________________________

                          SUNRISE ASSISTED LIVING, INC.
                                9401 LEE HIGHWAY
                                    SUITE 300
                                FAIRFAX, VA 22031
                                 (703) 273-7500





                                                 April 6, 1999




Dear Stockholder:

       You are cordially invited to attend the 1999 annual meeting of stockholders of Sunrise Assisted Living, Inc. to be held on Monday, April 26, 1999, at 9:00 a.m., at The Ritz-Carlton -- Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia.

       The annual meeting has been called for the following purposes:

              -      to elect three directors for terms of three years each;

              -      to approve the 1999 stock option plan; and

              - to transact such other business as may properly come before the annual meeting or any adjournments or postponements.

       It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope.

                                          Very truly yours,

                                          /s/ Paul J. Klaassen

                                          Paul J. Klaassen
                                          Chairman of the Board
                                           and Chief Executive Officer

                          SUNRISE ASSISTED LIVING, INC.
                                9401 LEE HIGHWAY
                                    SUITE 300
                                FAIRFAX, VA 22031
                                 (703) 273-7500
                               ------------------

                    NOTICE TO ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 1999
                               ------------------

       NOTICE IS HEREBY GIVEN that the 1999 annual meeting of stockholders of Sunrise Assisted Living, Inc. will be held at The Ritz-Carlton -- Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia on Monday, April 26, 1999 at 9:00 a.m., for the following purposes:

       (1) To elect three directors of Sunrise for three-year terms and until their successors shall have been elected and qualified;

       (2)    To approve the 1999 stock option plan; and

       (3) To transact such other business as may properly come before the meeting or any adjournments or postponements.

       The board of directors has fixed March 15, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements. Only stockholders of record at the close of business on that date are entitled to notice and to vote at the annual meeting. All stockholders are cordially invited to attend the annual meeting.

       In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned or postponed to permit further solicitation of proxies by Sunrise.

                                        By order of the board of directors

                                        /s/ Paul J. Klaassen

                                        Paul J. Klaassen
                                        Chairman of the Board
                                         and Chief Executive Officer

Fairfax, Virginia
April 6, 1999

            WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE-ADDRESSED, POSTAGE-PAID ENVELOPE. YOUR PROXY MAY BE REVOKED PRIOR TO THE VOTING BY FILING WITH THE SECRETARY OF SUNRISE A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                          SUNRISE ASSISTED LIVING, INC.
                                9401 LEE HIGHWAY
                                    SUITE 300
                                FAIRFAX, VA 22031
                                 (703) 273-7500
                               ------------------

                                 PROXY STATEMENT
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 1999
                               ------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

       This proxy statement is furnished to stockholders of Sunrise Assisted Living, Inc. in connection with the solicitation by the board of directors of Sunrise of proxies to be used at the 1999 annual meeting of stockholders, to be held at The Ritz-Carlton -- Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia on Monday, April 26, 1999 at 9:00 a.m., and at any adjournments or postponements.

       If the enclosed form of proxy is properly executed and returned to Sunrise in time to be voted at the annual meeting, the shares represented by the proxy will be voted consistent with the instructions marked on the proxy. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (a) FOR THE ELECTION OF THE BOARD OF DIRECTORS' THREE NOMINEES AS DIRECTORS AND (b) FOR APPROVAL OF THE 1999 STOCK OPTION PLAN. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies on the other matters as determined by a majority of Sunrise's board of directors. The presence of a stockholder at the annual meeting will not automatically revoke a stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the secretary of Sunrise a written revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

       Sunrise will pay for the cost of soliciting proxies. In addition to soliciting proxies by mail, Sunrise, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. Sunrise also will request persons, firms and corporations holding shares in their names, or in the name of their nominees, to send proxy materials to and obtain proxies from beneficial owners and will reimburse these holders for their reasonable expenses in so doing. Sunrise also has retained Corporate Investor Communications, Inc., a proxy soliciting firm, to assist in soliciting proxies. Sunrise will pay Corporate Investor Communications a fee of $3,000, plus reimbursement of out-of-pocket expenses. It is anticipated that this proxy statement will be mailed to stockholders on or about April 6, 1999.

       The securities which can be voted at the annual meeting consist of shares of common stock of Sunrise, par value $.01 per share. Each share entitles its owner to one vote on all matters. Sunrise's certificate of incorporation does not provide for cumulative voting in the election of directors. The close of business on March 15, 1999 has been fixed by the board of directors as the record date for determination of stockholders entitled to vote at the annual meeting. The number of shares of common stock outstanding on that date was 19,510,726.

       The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Stockholders' votes will be tabulated by the persons appointed by the board of directors to act as inspectors of election for the annual meeting. Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting. Abstentions will have the same effect as a negative vote on Proposal 2.

       A copy of Sunrise's annual report to stockholders for the year ended December 31, 1998 accompanies this proxy statement. SUNRISE IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 WITH THE SEC. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF SUNRISE'S 1998 ANNUAL REPORT ON FORM 10-K , WITHOUT EXHIBITS, BY WRITING TO SUNRISE ASSISTED LIVING, INC., 9401 LEE HIGHWAY, SUITE 300, FAIRFAX, VA 22301, ATTENTION: CORPORATE SECRETARY. SUNRISE WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

       Sunrise's certificate of incorporation provides for a minimum of two directors and a maximum of 11 directors. The board of directors of Sunrise currently consists of eight members. The directors are divided into three classes, each consisting of approximately one-third of the total number of directors. In general, the term of office of only one class expires in each year and their successors are elected for terms of three years and until their successors are elected and qualified. At the annual meeting, three directors will be elected, each for a three-year term. As described below, the board of directors' nominees are Ronald V. Aprahamian, David G. Bradley and Teresa M. Klaassen. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE BOARD OF DIRECTORS' THREE NOMINEES FOR ELECTION AS DIRECTORS.

       Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Aprahamian and Bradley and Ms. Klaassen for three-year terms. The board of directors believes that these nominees will stand for election and will serve if elected as directors. However, if any person nominated by the board of directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of another person or persons as a majority of Sunrise's board of directors may recommend. Under Sunrise's bylaws, directors are elected by plurality vote.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

       The following table sets forth certain information regarding the board of directors' three nominees for election as directors and those directors who will continue to serve as directors after the annual meeting.

                                                            AGE AT
                                                           MARCH 15,   DIRECTOR        FOR TERM      POSITION(s) HELD
                                                             1999      SINCE (1)       TO EXPIRE     WITH   SUNRISE
                                                            ------     ---------       ---------     ----------------

NOMINEES:
---------

Ronald V. Aprahamian......................................    52         1995            2002       Director

David G. Bradley..........................................    46         1997            2002       Director


Teresa M. Klaassen (2)....................................    43         1981            2002       Executive Vice
                                                                                                    President, Secretary
                                                                                                    and Director

                                                                                        TERM
CONTINUING DIRECTORS:                                                                  EXPIRES
---------------------                                                                  -------

Richard A. Doppelt........................................    43         1995            2001       Director

Paul J. Klaassen (2)......................................    41         1981            2001       Chairman of the
                                                                                                    Board and Chief
                                                                                                    Executive Officer

Thomas J. Donohue.........................................    60         1995            2000       Director


David W. Faeder...........................................    42         1993            2000       President, Chief
                                                                                                    Financial Officer and
                                                                                                    Director

Scott F. Meadow...........................................    45         1996            2000       Director

----------------------
(1) The dates shown, except for Mr. Meadow, reflect the year in which these persons were first elected as directors of Sunrise or its predecessors. Mr. Meadow previously served as a director of Sunrise from January 1995 to August 1995, and most recently has been a director since February 1996.

(2)    Paul J. Klaassen and Teresa M. Klaassen are related as husband and wife.

       The principal occupations for the past five years of each of the three nominees for director and the five directors whose terms of office will continue after the annual meeting are set forth below.

       RONALD V. APRAHAMIAN served as chairman of the board and chief executive officer of The Compucare Company, a health care information technology company, from 1988 until October 1996. From May 1997 to September 1998, he was a consultant to Sunrise. Mr. Aprahamian also is a director of Metrocall, Inc., a paging company.

       DAVID G. BRADLEY is chairman and owner of the Advisory Board Company, a 750-person think tank and for-profit membership association in Washington, D.C., and owner of the National Journal, a Washington, D.C.-based public policy magazine. He also serves on the boards of directors of Georgetown University, MD Anderson Cancer Center, City of Hope National Medical Center and The Wolf Trap Foundation. Mr. Bradley previously worked at the White House, the White House Conference on Children and Youth and the Wall Street law firm of Cravath, Swaine & Moore.

       TERESA M. KLAASSEN, a co-founder of Sunrise, has served as executive vice president and secretary of Sunrise and its predecessor entities since 1981. Ms. Klaassen is a founding member of the Assisted Living Federation of America, the largest assisted living trade association, and currently serves on the boards of directors of several long-term care organizations.

       RICHARD A. DOPPELT has been a member of the investment management firm of Brownson, Rehmus & Foxworth, Inc. since January 1999. From August 1987 through December 1998, he was a director with Allstate Private Equity, an investment division of Allstate Insurance. Before joining Allstate, he practiced as a corporate attorney with the law firm of Morrison & Foerster. Mr. Doppelt is a director of several privately held companies.

       PAUL J. KLAASSEN, a co-founder of Sunrise, has served as chairman of the board and chief executive officer of Sunrise and its predecessor entities since 1981. He also served as president of Sunrise and its predecessor entities from 1981 through July 1997. Mr. Klaassen is the founding chairman of the Assisted Living Federation of America. He is a director of: ACSYS, Inc., an accounting and staffing firm; the Advisory Board Company; the U.S. Chamber of Commerce; and The National Chamber Foundation, an independent, nonprofit, public policy research organization affiliated with the U.S. Chamber of Commerce. He also is on the Board of Trustees of Marymount University and The Hudson Institute, a public policy think tank, and the Advisory Committee for the Department of Health Care Policy at Harvard University Medical School. Mr. Klaassen also serves on the editorial advisory boards of Contemporary Long Term Care, Retirement Housing Report, Assisted Living Today and Assisted Living Briefing magazines.

       THOMAS J. DONOHUE is president and chief executive officer of the U.S. Chamber of Commerce. From 1984 to September 1997 he was president and chief executive officer of the American Trucking Association, the national trade organization of the trucking industry. Mr. Donohue is a director of: Marymount University; the National Football League Alumni Association; IPAC, an international consulting firm; Newmyer Associates, a Washington, D.C. firm that tracks and analyzes public policy; and The Hudson Institute. In addition, Mr. Donohue served on the President's Commission on Intermodal Transportation.

       DAVID W. FAEDER has served as executive vice president and chief financial officer of Sunrise and its predecessor entities since 1993. He was named president of Sunrise in July 1997. From 1991 to 1993, Mr. Faeder was a vice president of CS First Boston Corporation, serving in both the investment banking and fixed income departments. From 1984 to 1991, Mr. Faeder served as a vice president of Morgan Stanley, where he worked in the Real Estate Capital Markets Group. Mr. Faeder is a director of IBS Interactive, Inc., a technology company.

       SCOTT F. MEADOW has been a general partner of The Sprout Group, the venture capital division of DLJ Capital Corporation, since February 1996. From 1992 to 1995, Mr. Meadow was a general partner of Frontenac Company, a venture capital firm. From 1982 to 1992, he was a general partner of William Blair Venture Partners, a venture capital firm. Mr. Meadow is a director of several privately held companies.

OTHER EXECUTIVE OFFICERS

       The principal occupation during the past five years of Sunrise's other executive officers follows:

       THOMAS B. NEWELL, 41, has served as general counsel of Sunrise and president of Sunrise Development, Inc., Sunrise's development subsidiary, since January 1996 and was named an executive vice president of Sunrise in May 1996. From 1989 to January 1996, Mr. Newell was a partner with the law firm of Watt Tieder & Hoffar, where his practice concentrated on all aspects of commercial and real estate development transactions and where he represented Sunrise for more than five years.

       BRIAN C. SWINTON, 53, joined Sunrise as executive vice president, sales and marketing, in May 1996. From January 1994 to April 1996, Mr. Swinton was a senior vice president of Forum Group, Inc., a developer and operator of retirement communities and assisted living facilities, where his responsibilities included marketing, sales and product development. From 1986 to 1994, Mr. Swinton served as vice president, sales, marketing and product development at Marriott International, where he was responsible for designing, developing, marketing and the initial operations of the Brighton Gardens assisted living concept.

       TIFFANY TOMASSO, 36, was promoted to executive vice president -- operations of Sunrise, in March 1998. She joined Sunrise in 1993 as regional vice president in charge of developing assisted living facilities in New Jersey, Pennsylvania and Delaware, and was promoted in 1994 to senior vice president. Before 1993, Ms. Tomasso was vice president of operations for assisted living and healthcare at Presbytarian Homes of New Jersey. She previously served in a variety of long-term care administrator positions in facilities owned by HBA Management, Inc.

       Executive officers are elected annually and serve at the discretion of the board of directors.

       Sunrise has entered into a merger agreement with Karrington Health, Inc. Under the merger agreement, Karrington would become a wholly owned subsidiary of Sunrise. As part of the merger agreement, Sunrise agreed, following the acquisition, to appoint Richard R. Slager, Karrington's Chief Executive Officer, to Sunrise's board of directors as the representative of JMAC, Inc., Karrington's largest stockholder. As long as JMAC, Inc. continues to beneficially own at least 500,000 shares of Sunrise common stock, Sunrise also has agreed to re-nominate Mr. Slager, or another nominee of JMAC, Inc. reasonably acceptable to Sunrise's directors, and solicit proxies for his reelection as a director of Sunrise. Mr. Slager also would become an executive officer of Sunrise. Karrington's stockholders must approve the acquisition. If approved by Karrington's stockholders, Sunrise expects that its acquisition of Karrington will be completed in the second quarter of 1999, and that Mr. Slager will be appointed a director and executive officer of Sunrise promptly thereafter. Under Delaware law, the board of directors of Sunrise has the authority to increase the size of the board of directors and fill the vacancy resulting from an increase in the size of the board of directors for the remaining term of the newly created directorship.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND NOMINATIONS BY
STOCKHOLDERS

       During 1998, Sunrise's board of directors held four regular meetings and six special meetings. For the 1998 period, no director attended less than 75 percent of (a) the total number of meetings held by the board of directors and
(b) the total number of meetings held by all committees of the board of directors on which the director served. Sunrise has the following standing committees of its board of directors:

       Executive Committee. The members of the executive committee are Messrs. Klaassen and Faeder and Ms. Klaassen. The executive committee has been delegated all of the powers of the board of directors, when the board of directors is not in session, to the extent permitted under the Delaware General Corporation Law. The executive committee did not hold any meetings during 1998.

       Audit Committee. The members of the audit committee are Messrs. Aprahamian, Donohue and Doppelt, all of whom are non-employee directors. The audit committee makes recommendations concerning the engagement of Sunrise's independent auditors, reviews the results and scope of the annual audit and other services provided by Sunrise's independent auditors and reviews the adequacy of Sunrise's internal accounting controls. The audit committee held one meeting during 1998.

       Compensation Committee. The members of the compensation committee are Messrs. Aprahamian, Donohue and Meadow, all of whom are non-employee directors. The compensation committee makes recommendations to the full board of directors concerning salary and bonus compensation and benefits for executive officers of Sunrise. The compensation committee held two meetings during 1998.

       Stock Option Committee. The members of the stock option committee are Messrs. Meadow, Bradley and Donohue, all of whom are non-employee directors. The stock option committee has the power and authority to take all actions and make all determinations under Sunrise's stock option plans, including the grant of options. The stock option committee held seven meetings during 1998.

       The entire board of directors of Sunrise acts as a nominating committee for selecting management's nominees for election as directors and has made its nominations for the annual meeting. Sunrise's bylaws require that stockholder nominations for directors be made by timely notice in writing to the secretary of Sunrise. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Sunrise not less than 60 days prior to the meeting. However, if less than 75 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 15th day following the day on which notice of the date or public disclosure was made. Public notice of the date of the annual meeting was made on March 4, 1999 by the issuance of a press release and on March 5, 1999 by the filing of a current report on Form 8-K with the SEC. A stockholder's notice of nomination must set forth information specified in Sunrise's bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder. Stockholder nominations for the annual meeting were required to be received on or before March 18, 1999. No nominations by stockholders were received. Sunrise's bylaws provide that no person may be elected as a director unless nominated in accordance with the procedures set forth in the bylaws.

COMPENSATION OF DIRECTORS

       Non-employee directors are reimbursed for expenses incurred in attending meetings of the board of directors. No fees are paid for attendance at board or committee meetings.

       Non-employee directors of Sunrise are eligible to receive options under Sunrise's 1996 directors' stock option plan, as amended. An aggregate of 75,000 shares of common stock are reserved for issuance under this plan. As of December 31, 1998, 35,000 shares remained available for grant. Under the plan, each non-employee director whose commencement of service is after April 25, 1996, the effective date of the plan, is entitled to receive (a) an initial non-qualifying option, as of the date of the director's commencement of service, to purchase 10,000 shares of common stock and (b) an additional non-qualifying option to purchase 5,000 shares of common stock as of each subsequent annual meeting of Sunrise's stockholders if the director is then serving on the board. The option exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. The period for exercising an option is generally ten years from the date of grant.

       In 1998, Messrs. Aprahamian, Bradley and Donohue each received grants of ten-year non-qualified stock options for 5,000 shares of common stock at an exercise price of $44.56 per share under Sunrise's 1996 directors' stock option plan, as amended. Mr. Doppelt received an initial option grant in 1998 for 10,000 shares of common stock at an exercise price of $44.56. Messrs. Aprahamian, Bradley, Donohue and Doppelt will each receive additional option grants for 5,000 shares as of the date of the annual meeting. Directors also are eligible to receive option grants under the 1998 stock option plan.

       During the first nine months of 1998, Mr. Aprahamian was a consultant to Sunrise for which he received $63,405.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

       The following table sets forth, for the years ended December 31, 1998, 1997 and 1996, the cash compensation paid by Sunrise, as well as other compensation paid or accrued during those years, to Sunrise's chief executive officer and each of the other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in 1998.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                  COMPENSATION/
                                                                      AWARDS
                                                                     --------
                                                                    SHARES OF
                                                                   COMMON STOCK           ALL OTHER
                                        ANNUAL COMPENSATION         UNDERLYING           COMPENSATION
                                        -------------------
NAME AND PRINCIPAL POSITION(s)          YEAR    SALARY ($)         OPTIONS (#)              ($)(1)
------------------------------          ----    ----------         ------------            --------

Paul J. Klaassen                        1998    $200,000                   N/A             $    -0-
  Chairman of the Board                 1997     200,000                   N/A                  942
  and Chief Executive Officer           1996     200,000                   N/A                2,375

David W. Faeder                         1998     175,000               400,000(2)               -0-
  President and                         1997     175,000               100,000                  838
  Chief  Financial Officer              1996     175,000               191,666                2,375

Thomas B. Newell(3)
  Executive Vice President and
  General Counsel of Sunrise            1998     175,000               400,000(2)               -0-
  and President of Sunrise              1997     175,000               100,000                  -0-
  Development, Inc.                     1996     175,000               213,333                  N/A

Brian C. Swinton(4)                     1998     165,000               200,000(2)               -0-
  Executive Vice President,             1997     165,000                75,000                  -0-
  Sales and Marketing                   1996     165,000               195,000                  N/A

Tiffany Tomasso(5)                      1998     165,000               430,000(2)               -0-
  Executive Vice President,             1997          --                    --                   --
  Operations                            1996          --                    --                   --

----------------------

(1)    Represents matching contributions made by Sunrise under its 401(k) plan.

(2) Includes options repriced in 1998. See "Option Grants in Last Fiscal Year" below.

(3)    Mr. Newell joined Sunrise in January 1996.

(4)    Mr. Swinton joined Sunrise in May 1996.

(5) Ms. Tomasso joined Sunrise in June 1993 and was promoted to executive vice president, operations in March 1998.

OPTION GRANTS

       The following table contains certain information with respect to stock options granted in 1998 to each of the named executive officers of Sunrise, including repriced options. All options granted in 1998, other than repriced options, were ten-year non-qualified options.

                        OPTION GRANTS IN LAST FISCAL YEAR




                                               % OF                                     POTENTIAL REALIZABLE
                               SHARES OF      TOTAL                                      VALUE AT   ASSUMED
                                COMMON       OPTIONS                                      ANNUAL RATES OF
                                 STOCK      GRANTED TO   EXERCISE                           STOCK PRICE
                              UNDERLYING    EMPLOYEES     OR BASE                         APPRECIATION FOR
                                OPTIONS     IN FISCAL      PRICE     EXPIRATION             OPTION TERM
                                                                                            -----------
        NAME                    GRANTED        YEAR       ($/SH)        DATE          5% ($)           10% ($)
        ----                    -------        ----       ------      --------      ---------         ---------

Paul J. Klaassen                   -0-        -0-%           $-0-        -0-          $-0-               $-0-

David W. Faeder                200,000(1)      6.0          43.50       3/3/08      5,512,106         13,930,403
                               200,000(2)      6.0          25.00       3/3/08      2,523,942          6,436,046
Thomas B. Newell               200,000(1)      6.0          43.50       3/3/08      5,512,106         13,930,403
                               200,000(2)      6.0          25.00       3/3/08      2,523,942          6,436,046
Brian C. Swinton               100,000(1)      3.0          43.50       3/3/08      2,756,053          6,965,201
                               100,000(2)      3.0          25.00       3/3/08      1,261,971          3,218,023
Tiffany Tomasso                100,000(1)      3.0          43.50       3/3/08      2,756,053          6,965,201
                               100,000(1)      3.0          44.00      1/19/08      2,767,136          7,012,467
                               100,000(2)      3.0          25.00       3/3/08      1,261,971          3,218,023
                               100,000(2)      3.0          25.00      1/19/08      1,261,971          3,218,023
                                30,000(2)      0.9          25.00      8/28/07        378,591            965,407

----------------------
(1) These options were canceled upon the regrant of a corresponding number of options in September 1998, as indicated in the table. The original vesting period of the options was four years. Vesting of options is accelerated if the options are not assumed in connection with any dissolution or liquidation of Sunrise, the sale of substantially all of Sunrise's assets, a merger, reorganization or consolidation in which Sunrise is not the surviving corporation or any other transaction approved by the board of directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of Sunrise.

(2) Represents options regranted in September 1998. The regranted options vest over a five-year period, as follows: 15%, 15%, 20%, 20%, and 30%.

OPTION EXERCISES AND HOLDINGS

       The following table sets forth information with respect to each of the named executive officers of Sunrise concerning the exercise of stock options during 1998, the number of securities underlying unexercised options at the 1998 year-end and the 1998 year-end value of all unexercised in-the-money options held by such individuals.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF SECURITIES
                           SHARES                                          UNDERLYING               VALUE OF UNEXERCISED
                         ACQUIRED ON                                 UNEXERCISED OPTIONS(#)       IN-THE-MONEY OPTIONS($)(1)
                                                                     ----------------------       --------------------------
      NAME               EXERCISE (#)      VALUE REALIZED($)(1)    EXERCISABLE UNEXERCISABLE      EXERCISABLE UNEXERCISABLE
      ----               ------------      --------------------    -------------------------      -------------------------

Paul J.
  Klaassen                       -0-                 $-0-              -0-          -0-                $-0-           $-0-
David W.
  Faeder                      68,082            2,384,441          159,418      354,167           4,633,056      8,914,597
Thomas B.
  Newell                      20,000              470,000          120,000      370,002           3,501,559      9,782,899
Brian C.
  Swinton                     20,000              470,000           86,250      223,750           2,294,531      5,755,469
Tiffany Tomasso               38,834              892,276           36,000      266,001           1,063,189      6,835,732

----------------------

(1) Market values of underlying securities at exercise or year-end minus the exercise price.

REPORT ON OPTION REPRICING

       On September 14, 1998, the stock option committee determined that, as a result of declines in the market price of the common stock, many employees, including Sunrise's executive officers, held options at exercise prices that limited their effectiveness as a tool for employee retention and as a long-term incentive. After considering the matter, the stock option committee voted to offer employees the ability to cancel all of their options with an exercise price of greater than $29.00 per share and to regrant to employees who accepted the offer new stock options on a one-for-one basis with an exercise price of $25.00 per share. The closing price of Sunrise common stock on the Nasdaq National Market on the day preceding the repricing was $24.1875 per share.

       Except for the option exercise price, the regranted stock options issued to non-executive officer employees were identical to the canceled options. The regranted stock options issued to executive officers were otherwise identical to the canceled options, except that the vesting period of the new options was made longer. The canceled options vested 25% each year over a four-year period. The regranted options vest 15% on the first anniversary of the original grant date of the canceled options, 15% on the second anniversary, 20% on the third anniversary, 20% on the fourth anniversary and 30% on the fifth anniversary. In addition, the new options granted to executive officers could not be exercised until the average price for shares of Sunrise common stock reached $32.50 per share over a period of five trading days following September 14, 1998. Further, the new options granted to executive officers could not be first exercised until six months after September 14, 1998.

       Sunrise's employees exchanged approximately 1.6 million stock options, including 700,000 stock options exchanged by Messrs. Faeder, Newell and Swinton and Ms. Tomasso.

                                          Respectfully submitted,

                                          Stock Option Committee

                                          Thomas J. Donohue, Chairman
                                          David G. Bradley
                                          Scott F. Meadow


OPTION REPRICING TABLE

       As required by SEC rules, the following table sets forth information with respect to all repricings of options held by any executive officer since Sunrise became a public company in June 1996.

                           TEN-YEAR OPTION REPRICINGS

                                   SHARES OF
                                     COMMON       MARKET                                LENGTH OF
                                     STOCK       PRICE OF      EXERCISE                  ORIGINAL
                                   UNDERLYING    STOCK AT      PRICE AT      NEW       OPTION TERM
                                    OPTIONS      TIME OF        TIME OF    EXERCISE     REMAINING
                                    REPRICED    REPRICING      REPRICING    PRICE       AT DATE OF
        NAME            DATE          (#)         ($/Sh)        ($/Sh)      ($/Sh)      REPRICING
        ----            ----          ---         ------        ------      ------      ---------

David W. Faeder       9/14/98       200,000      $24.1875       $43.50      $25.00      113 months

Thomas B. Newell      9/14/98       200,000       24.1875        43.50       25.00      113 months

Brian C. Swinton      9/14/98       100,000       24.1875        43.50       25.00      113 months

Tiffany Tomasso       9/14/98       100,000       24.1875        44.00       25.00      111 months

                      9/14/98       100,000       24.1875        43.50       25.00      113 months

                      9/14/98        30,000       24.1875        30.75       25.00      106 months

----------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee is composed entirely of non-employee directors. During 1998, Messrs. Aprahamian, Donohue and Meadow served on the Compensation Committee.

       Scott F. Meadow is a general partner of The Sprout Group, the venture capital division of DLJ Capital Corporation. In 1998, Sunrise entered into a joint venture with several affiliates of The Sprout Group and DLJ Capital Corporation for the purpose of constructing, developing, marketing and operating up to 22 assisted living facilities in the United Kingdom and Canada. Sunrise has agreed to provide up to $2.8 million, and the other investors have agreed to provide up to $55.3 million, of equity capital in the joint venture. In connection with the establishment of the joint venture, Sunrise sold to the joint venture its interest in an assisted living development site near London, England. The purchase price was $4.6 million, representing the amount paid by Sunrise to purchase the property plus related organizational and development costs. In addition to its equity capital investment, Sunrise will provide management and development services to the joint venture on a contract-fee basis with rights to acquire the assets in the future. As of December 31, 1998, Sunrise has provided approximately $0.4 million, and the other investors have provided approximately $5.1 million, of equity capital to the joint venture.

STOCK PERFORMANCE GRAPH

       The following graph compares the cumulative total stockholder return on Sunrise's common stock from May 31, 1996, the date Sunrise's common stock began trading on the Nasdaq National Market, through December 31, 1998, and through February 28, 1999, with the cumulative total return of the Standard and Poor's Index 500 Stock, the new peer group index and the old peer group index, as defined below**. The graph assumes the investment of $100 in Sunrise's common stock on May 31, 1996. The initial public offering price of Sunrise's common stock was $20.00 per share.





                              [graph appears here]

                 COMPARISON OF 33 MONTH CUMULATIVE TOTAL RETURN*
             AMONG SUNRISE ASSISTED LIVING, INC., THE S&P 500 INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP

                           5/96   6/96   9/96  12/96  3/97   6/97  9/97   12/97  3/98   6/98  9/98   12/98   2/99
                           ----   ----   ----  -----  ----   ----  ----   -----  ----   ----  ----   -----   ----

Sunrise Assisted Living,
Inc.                       100     98    112   112    112    140   145    173    179    138   137    208     155

New Peer Group             100    181    149   120    156    210   228    262    288    238   215    255     172

Old Peer Group             100    109     97   120    156    161   155    166    194    174   110    118      65

S&P 500                    100    100    103   112    115    135   145    150    170    176   158    192     194








---------------------------

*Cumulative Total Return assumes an initial investment of $100 on May 31, 1996 and the reinvestment of dividends. There were no dividends paid by Sunrise during the period presented.
**The new peer group index is composed of selected assisted living companies whose core business and size are comparable to Sunrise's. The old peer group represents assisted living companies and other long term care companies which comprised Sunrise's peer group index last year and whose stock performance was measurable in 1998. The following chart describes the companies comprising the new peer group and the old peer group:

                                                             REMOVED FROM                  REASON FOR REMOVAL FROM
 NEW PEER GROUP                 OLD PEER GROUP              NEW PEER GROUP                     NEW PEER GROUP
 --------------                 --------------              --------------                     --------------

Alternative Living             Alternative Living          ATRIA                        Acquired during 1998; stock no
Services, Inc.                 Services, Inc.              Communities, Inc.            longer publicly traded

American Retirement            Assisted Living             Manor Care                   Acquired during 1998; sold assisted
Corporotion                    Concepts                                                 living segment; stock no longer
                                                                                        publicly traded

Assisted Living                CareMatrix Corporation      Integrated Health            core business changed; sold assisted
Concepts                                                   Services                     living segment during 1998

CareMatrix Corporation         Integrated Health
                               Services, Inc.


REPORT ON EXECUTIVE COMPENSATION

       The board of directors and its compensation and stock option committees have prepared the following report on Sunrise's policies with respect to the compensation of executive officers for 1998. The board of directors makes all decisions on compensation of Sunrise's executive officers, other than stock options, based upon the recommendation of the compensation committee. The stock option committee makes decisions regarding the grant of stock options.

COMPENSATION OF EXECUTIVE OFFICERS

       The compensation policies of Sunrise are designed to enable Sunrise to attract, motivate and retain experienced and qualified executives. Sunrise seeks to provide competitive compensation. Sunrise's policy has been to provide a significant component of an executive officer's compensation through the grant of stock options. Sunrise believes that grants of stock options to executives, as well as to employees generally, help align the interests of these persons with the interests of Company' stockholders.

       The following describes in more specific terms the elements of compensation of executive officers for 1998:

       BASE SALARIES

       Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by the compensation committee and the board of directors based on various factors, including individual performance and responsibilities. Base salaries for Sunrise's executive officers were not increased in 1998 due to Sunrise's emphasis on stock option grants as a primary compensation tool.

       STOCK OPTIONS

       Stock options are considered an effective long-term incentive because gains are linked to increases in the stock value, which in turn provides stockholder gains. Stock options are granted by the stock option committee at an exercise price equal to the market price of the common stock at the date of the grant. The options typically vest in equal portions over a four year period, and are exercisable within ten years from the date of grant. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value to Sunrise's stockholders through appreciation of the stock price. Management of Sunrise believes that stock options have been helpful in attracting and retaining skilled executive personnel.

       Stock option grants made to executive officers in 1998 reflect significant individual performance and contributions relating to Sunrise's operations, including implementation of Sunrise's development and acquisition programs. Sunrise also believes that the market for experienced executives in the assisted living industry has become more competitive as the number of public assisted living companies and entrants into the assisted living industry has increased. The stock option grants made to Sunrise's executive officers in 1998 also reflect these competitive factors.

       Reflecting Sunrise's belief in the value and desirability of all employees having a proprietary interest in Sunrise, in January and March 1998, Sunrise granted stock options covering a total of 3,417,095 shares of common stock, of which 1,573,532 shares were regranted in connection with the repricing, to approximately 650 employees. This number includes options covering an aggregate of 1,430,000 shares of common stock granted to Messrs. Faeder, Newell and Swinton and Ms. Tomasso, of which 730,000 shares were regranted in connection with the repricing. In September 1998, the stock option committee determined that, as a result of declines in the market price of the common stock, many employees, including Sunrise's executive officers, held options at exercise prices that limited their effectiveness as a tool for employee retention and as a long-term incentive. After considering the matter, the stock option committee voted to offer employees the ability to cancel all of their options with an exercise price of greater than $29.00 per share and to regrant to employees who accepted the offer new stock options on a one-for-one basis with an exercise price of $25.00 per share. See " Report on Repricing of Options" for additional information.

       OTHER

       Sunrise has adopted a 401(k) Plan for all of its employees, including executive officers, age 21 and over with at least one year of service. The 401(k) Plan provides that each participant may contribute up to 16% of his or her salary not to exceed the annual statutory limit. In general, Sunrise makes matching contributions to each participant's account equal to 25% of the participant's contribution up to 7% of the participant's annual compensation. Sunrise makes matching contributions on a discretionary basis for participants with annual compensation in excess of $40,000.

CEO'S COMPENSATION

       Mr. Klaassen received a salary of $200,000 in 1998, 1997 and 1996 and participated in Sunrise's 401(k) Plan. He and his wife, Teresa M. Klaassen, executive vice president and a director of Sunrise, currently beneficially own 2,800,780 shares of Sunrise common stock, or approximately 14.4% of the outstanding shares. In view of their stock ownership, neither Mr. Klaassen nor Ms. Klaassen has received grants of stock options. Sunrise reserves the right to make future grants of options to Mr. Klaassen and/or Ms. Klaassen.

COMPENSATION DEDUCTIBILITY POLICY

       Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of "qualified performance-based compensation." In general, Sunrise's policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to Sunrise's executive officers.

                                        Respectfully submitted,

The Board of Directors                  Compensation Committee

Paul J. Klaassen, Chairman              Thomas J. Donohue, Chairman
Ronald A. Aprahamian                    Ronald A. Aprahamian
Thomas J. Donohue                       Scott F. Meadow
Richard A. Doppelt
David W. Faeder                         Stock Option Committee
Teresa M. Klaassen
Scott F. Meadow                         Thomas J. Donohue, Chairman
David G. Bradley                        David G. Bradley
                                        Scott F. Meadow

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires Sunrise's directors, officers and beneficial owners of more than 10% of Sunrise's outstanding equity securities to file with the SEC initial reports of ownership of Sunrise's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Sunrise for 1998, Sunrise believes that all Section 16(a) filing requirements for that year applicable to such persons were complied with on a timely basis.

CERTAIN TRANSACTIONS

       Sunrise leases the real property on which the Fairfax facility is located from Teresa M. Klaassen and Paul J. Klaassen under a 99-year ground lease entered into in June 1986. The ground lease provides for monthly rent of $21,272, as adjusted annually based on the consumer price index. Annual rent expense for 1998 was $262,000. Sunrise has subleased approximately 50% of the property subject to the ground lease to Sunrise Foundation, Inc., a not-for-profit organization operated by the Klaassens. Sunrise Foundation operates a school and day care center on the property. The sublease terminates upon expiration of the ground lease and provides for monthly rent equal to 50% of all of the rent payable under the ground lease. Sunrise Foundation also reimburses Sunrise for use of office facilities and support services. Reimbursements for 1998 were $84,000. Sunrise believes that the terms of the lease and sublease were no less favorable to Sunrise than those which it could have obtained from an unaffiliated third party.

       The Klaassens also lease real property located in Fairfax County, Virginia from Sunrise for use as a residence under a 99-year ground lease entered into in June 1994. The rent is $1.00 per month. This property is part of a parcel, which includes Sunrise's Oakton facility, that was previously transferred by the Klaassens to Sunrise in connection with a financing transaction. Rather than attempting to subdivide the parcel, which would have caused a significant delay in completing the financing transaction, Sunrise agreed to lease back the residence to the Klaassens as a condition to the transfer of the property.

       For a description of certain other transactions involving Sunrise and its directors, see "Compensation Committee Interlocks and Insider Participation."

                                   APPROVAL OF
                             1999 STOCK OPTION PLAN
                                  (PROPOSAL 2)

       On March 26, 1999, the board of directors adopted the 1999 stock option plan, subject to approval of stockholders at the annual meeting. As of that date, there were approximately 1,441 directors, officers and employees of Sunrise and its subsidiaries who are eligible to participate in the 1999 stock option plan.

       The principal provisions of the 1999 stock option plan are summarized below. This summary is not complete and is qualified in its entirety by the terms of the 1999 stock option plan, a copy of which is attached to this proxy statement as Exhibit A.

       DESCRIPTION OF 1999 STOCK OPTION PLAN

       The 1999 stock option plan will be administered by the stock option committee. A total of 1,000,000 shares of common stock will be reserved for issuance under the 1999 stock option plan. All directors, officers and employees of Sunrise or any subsidiary, and any consultant or adviser providing bona fide services to Sunrise or any subsidiary, whose participation in the 1999 stock option plan is determined by the stock option committee to be in the best interests of Sunrise will be eligible to receive option grants under the plan. The 1999 stock option plan does not have a termination date, but the grant of a qualified stock option within the meaning of Section 422 of the Internal Revenue Code may not occur more than ten years after March 26, 1999, the effective date of the plan.

       The option exercise price of options granted under the 1999 stock option plan will be fixed by the stock option committee when the option is granted. However, the per share option exercise price may not be less than the fair market value of Sunrise common stock on the date of grant, as determined under the plan. Options to purchase no more than 500,000 shares of common stock may be granted to any one eligible individual during the first ten years after the effective date of the 1999 stock option plan and 200,000 shares per year thereafter. The stock option committee may modify or waive any limitation or condition imposed at the time of grant on the vesting or exercise of an option, including to accelerate or extend the period during which an option may be exercised.

       No person may receive a qualified stock option if, at the time of grant, the person owns directly or indirectly more than 10% of the total combined voting power of Sunrise unless the option price is at least 110% of the fair market value of the common stock and the exercise period of the qualified stock option is by its terms limited to five years. There is also a $100,000 limit on the value of common stock, determined at the time of grant, covered by qualified stock options that first become exercisable by an optionee in any calendar year. No option granted to a reporting person under Section 16 of the Securities Exchange Act may be exercisable during the first six months after the date of grant.

       Payment for shares purchased under the 1999 stock option plan may be made: (a) in cash; (b) if permitted by the option agreement, by exchanging shares of common stock with a fair market value equal to or less than the total option price plus cash for any difference; (c) if permitted by the option agreement, by delivery of a promissory note of the person exercising the option;
(d) if permitted by the option agreement, by causing Sunrise to withhold shares of common stock otherwise issuable upon the exercise of the option; or (e) by a combination of the foregoing. Payment in full of the option price need not accompany the written notice of exercise if the notice directs that the stock certificate for the shares for which the option is exercised are to be delivered to a licensed broker acceptable to Sunrise as the agent for the individual exercising the option and, at the time the stock certificate is delivered, the broker pays to Sunrise the option price.

       In the event of stock splits, stock dividends, recapitalizations, combinations of shares and similar events, the 1999 stock option plan provides for adjustment of the number of shares available for grant and the number of shares and the per share exercise price for shares subject to unexercised options. Upon any dissolution or liquidation of Sunrise, the sale of substantially all of Sunrise's assets, a merger, reorganization or consolidation in which Sunrise is not the surviving corporation or any other transaction approved by the board of directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of Sunrise, the 1999 stock option plan and the options granted under the plan will terminate, unless provision is made for the continuation of the plan, the assumption of outstanding options or the substitution of new options of the successor corporation or a parent or subsidiary. Only employees may be granted qualified stock options.

       Options granted under the 1999 stock option plan generally are non-transferable except by will or by the laws of descent and distribution upon the death of the option holder.

       The board of directors may terminate or amend the 1999 stock option plan at any time. However, any plan amendment, which, if not approved by Sunrise's stockholders, would cause the plan not to comply with Sections 162(m) or 422 of the Internal Revenue Code must be approved by stockholders by the affirmative vote of stockholders who hold more than 50% of the combined voting power of the outstanding shares of voting stock of Sunrise present or represented, and entitled to vote thereon, at a duly constituted stockholders' meeting.

       Based on the closing price of $42.9375 per share on March 15, 1999, the aggregate market value of the 1,000,000 shares of common stock reserved for issuance under the 1999 stock option plan is $42.9 million. In addition to the 1999 stock option plan, Sunrise maintains five other stock options plans, including the 1996 directors' stock option plan. A total of 5,723,065 shares are reserved for issuance under these plans, of which 4,367,966 shares have been granted, net of forfeitures, as of March 15, 1999. In January 1995, Sunrise also made a non-plan option grant to Mr. Faeder for 450,000 shares of common stock.

       FEDERAL INCOME TAX CONSEQUENCES

       The grant of an option will not be a taxable event for the optionee or Sunrise.

       Qualified Stock Options. An optionee will not recognize taxable income upon exercise of a qualified stock option, except that the alternative minimum tax may apply and any gain realized upon a disposition of shares of stock received upon the exercise of a qualified stock option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. Sunrise will not be entitled to any business expense deduction with respect to the exercise of a qualified stock option, except as discussed below.

       For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be an employee of Sunrise or a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period for exercise following termination of employment is extended to one year. In the case of an employee who dies, both the time for exercising qualified stock options after termination of employment and the holding period for stock received through the exercise of the option are waived.

       If all of the foregoing requirements are met except the holding period requirement mentioned above, the optionee will recognize ordinary income upon the disposition of the stock in an amount generally equal to the excess of the fair market value of the stock at the time the option was exercised over the option exercise price but not in excess of the gain realized on the sale. The balance of the realized gain, if any, will be capital gain. The employer corporation will be allowed a business expense deduction to the extent the optionee recognizes ordinary income subject to Section 162(m) of the Internal Revenue Code summarized below.

       If an optionee exercises a qualified stock option by tendering shares of common stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment would not apply if the optionee had acquired the shares being transferred upon the exercise of a qualified stock option and had not satisfied the holding period requirement summarized above. If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise, other than minimum taxable income as discussed above, and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received upon the exercise of a qualified stock option or another statutory option as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares.

       If, as required under an option agreement, Sunrise withholds shares in payment of the option price for qualified options, the transaction should generally be treated as if the withheld shares had been sold in a disqualifying disposition after exercise of the option, so that the optionee will realize ordinary income with respect to such shares. The shares paid for by the withheld shares should be treated as having been received upon exercise of a qualified stock option, with the tax consequences described above. However, the Internal Revenue Service has not ruled on the tax treatment of shares received on exercise of a qualified stock option where the option exercise price is paid with withheld shares.

       Non-Qualified Options. Upon exercising a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise. Upon a subsequent sale or exchange of shares acquired upon the exercise of a non-qualified stock option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares. The tax basis of the shares generally would equal the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised.

       If the employer corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. Under
Section 162(m) of the Internal Revenue Code, if the optionee is the chief executive officer or one of the four other most highly compensated officers, then, unless specified exceptions apply, the employer is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of stock options, to the extent the compensation in the aggregate exceeds $1.0 million for the taxable year. The options are intended to comply with the exception to Section 162(m) for "performance-based" compensation.

       If the optionee surrenders shares of common stock in payment of part or all of the exercise price for non-qualified options, no gain or loss will be recognized with respect to the shares surrendered regardless of whether the shares were acquired upon the exercise of a qualified option, and the optionee will be treated as receiving an equivalent number of shares upon the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received following the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income.

       If, as required by an option agreement, Sunrise withholds shares in payment of the option price for non-qualified options or in payment of tax withholding, the transaction should generally be treated as if the withheld shares had been sold for an amount equal to the exercise price after exercise of the option.

       REASONS FOR OBTAINING STOCKHOLDER APPROVAL

       The board of directors has approved the 1999 stock option plan subject to stockholder approval at the annual meeting. Sunrise is submitting the 1999 stock option plan for stockholder approval at the annual meeting because stockholder approval is required to (a) qualify the 1999 stock option plan under Section 422 of the Internal Revenue Code relating to the grant of qualified stock options and (b) obtain a federal income tax deduction under Section 162(m) of the Internal Revenue Code for compensation recognized by optionees in connection with the exercise of options granted under the 1999 stock option plan.

       Section 422 of the Internal Revenue Code and applicable Treasury regulations condition qualified stock option treatment for option grants on stockholder approval of the stock option plan under which the qualified stock options are granted. Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of "qualified performance-based compensation." To satisfy this definition: (a) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (b) the performance goals under which compensation is paid must be established by a compensation committee having the authority to establish and administer performance goals and comprised solely of two or more directors who qualify as "outside directors" for purposes of the exception; (c) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and (d) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied. Under applicable Treasury regulations, in the case of compensation attributable to stock options, the performance goal requirement, summarized in (a) above, and the stockholder approval requirement, summarized in (c) above, are deemed satisfied, and the certification requirement, summarized in (d) above, is inapplicable, if: (a) the grant or award is made by a compensation committee satisfying the above requirements; (b) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified time period to an employee; (c) the option exercise price equals or exceeds the fair market value of the stock on the date of grant; and (d) the stock option plan is approved by stockholders.

       Sunrise has in the past used stock options as an important device to motivate and reward its employees and employees of its subsidiaries, and believes that equity incentives represented by stock options enhance its ability to attract and retain key personnel.

       REQUIRED VOTE

       The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required to approve the 1999 stock option plan. Abstentions will have the same effect as a negative vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 STOCK OPTION PLAN.


                         INDEPENDENT PUBLIC ACCOUNTANTS


            The Board of Directors has appointed Ernst & Young LLP to act as Sunrise's independent public accountants for 1999. Representatives of Ernst & Young LLP will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Ernst & Young LLP was first appointed to act as Sunrise's independent public accountants in November 1994.

                            STOCK OWNED BY MANAGEMENT

       The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of March 15, 1999 by (a) each director and nominee for director of Sunrise; (b) each named executive officer of Sunrise; and (c) all executive officers and directors of Sunrise as a group.

NAME AND POSITION(s)                                           AMOUNT AND NATURE OF                PERCENT OF COMMON
WITH SUNRISE                                                  BENEFICIAL OWNERSHIP(1)              STOCK OUTSTANDING
------------                                                  -----------------------              -----------------

Paul J. Klaassen(2)                                                  2,800,780                            14.4%
  Chairman of the Board
  and Chief Executive Officer

Teresa M. Klaassen(2)                                                2,800,780                            14.4
  Executive Vice President and
  Secretary

David W. Faeder(3)                                                     159,418                             *
  President and
  Chief Financial Officer

Thomas B. Newell(3)                                                    120,000                             *
  Executive Vice President and
  General Counsel of Sunrise
  and President of Sunrise
  Development, Inc.

Brian C. Swinton(3)                                                     86,250                             *
  Executive Vice President, Sales
  and Marketing

Tiffany Tomasso(3)                                                      36,000                             *
  Executive Vice President, Operations

Ronald V. Aprahamian(4)                                                 95,000                             *
  Director

David G. Bradley                                                        15,000                             *
Director

Thomas J. Donohue(5)                                                    85,800                             *
  Director

Richard A. Doppelt                                                      10,000                             *
  Director

Scott F. Meadow                                                            369                             *
  Director

Executive officers and directors as a                                3,408,617                            17.0
group (11 persons)(6)

----------------------
       * Less than one percent.

(1) Under Rule 13d-3 under the Securities Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting and/or investment power within 60 days.

(2) Represents 2,800,780 shares held jointly by the Klaassens, as tenants by the entireties. See "Principal Holders of Voting Securities."

(3) Represents shares issuable upon the exercise of stock options that are exercisable within 60 days of March 15, 1999.

(4) Represents 55,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 15, 1999 and 40,000 shares of common stock held directly.

(5) Represents 40,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 15, 1999 and 45,800 shares of common stock held directly.

(6) Includes 516,668 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 15, 1999, and the 2,800,780 shares beneficially owned jointly by Paul J. and Teresa M. Klaassen.


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

       The following table sets forth information as of March 15, 1999 with respect to the ownership of shares of Sunrise common stock by each person believed by management to be the beneficial owner of more than five percent of Sunrise's outstanding common stock. The information is based on the most recent
Schedule 13D or 13G filed with the SEC on behalf of such persons or other information made available to Sunrise. Except as otherwise indicated, the reporting persons have stated that they possess sole voting and sole dispositive power over the entire number of shares reported.

NAME AND ADDRESS OF                               AMOUNT AND NATURE OF             PERCENT OF COMMON
BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP             STOCK OUTSTANDING
----------------                                  --------------------             -----------------

Paul J. and Teresa M. Klaassen(1)                       2,800,780                       14.4%
  9401 Lee Highway, Suite 300
  Fairfax, VA  22031

Putnum Investments, Inc.(2)                             1,389,179                        7.1
  One Post Office Square
  Boston, MA  02109

American Express Company(3)                             1,243,200                        6.4
  American Express Tower
  200 Vesey Street
  New York, NY  10285

----------------------
(1)    See "Stock Owned by Management."

(2) The Schedule 13G dated January 26, 1999 of Putnam Investments, Inc., a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., states that it wholly owns two registered investment advisers: Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. The Schedule 13G states that: (a) Putnam Investments has shared power to vote 183,900 shares and shared power to dispose of 1,389,179 shares; (b) Putnam Investment Management has shared power to dispose of 1,135,479 shares; and (c) Putnam Advisory Company has shared power to vote 183,900 shares and shared power to dispose of 253,700 shares. Both Putnam Investments and Marsh & McLennan declare in the Schedule 13G that the filing of the
       Schedule 13G shall not be deemed an admission by either or both of them that they are the beneficial owner of any securities covered by the
       Schedule 13G, and that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G.

(3) The Schedule 13G dated December 31, 1998 of American Express Financial Corporation states that American Express Financial, a registered investment adviser, has shared power to vote 479,800 shares and shares power to dispose of 1,243,200 shares. The Schedule 13G also states that American Express Company, a parent holding company, has shared power to vote 479,800 shares and shares power to dispose of 1,243,200 shares. American Express Financial disclaims beneficial ownership of the securities referred to in the Schedule 13G.



                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

       Proposals of stockholders intended to be presented at the 2000 annual meeting must be received by Sunrise no later than December 7, 1999 under the proxy soliciting rules of the SEC in order to be considered for inclusion in Sunrise's proxy statement and form of proxy relating to the 2000 annual meeting. Nothing in this paragraph shall be deemed to require Sunrise to include in its proxy statement and proxy relating to the 2000 annual meeting any stockholder proposal which may be omitted from Sunrise's proxy materials under applicable regulations of the SEC in effect at the time such proposal is received. Under Sunrise's bylaws, any stockholder of Sunrise who intends to present a proposal for action at the 2000 annual meeting also must file a copy of the proposal with the secretary of Sunrise at least 60 days prior to the meeting. However, in the event that less than 75 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 15th day following the day on which such notice of the date or public disclosure was made.

                         OTHER BUSINESS TO BE TRANSACTED

            The board of directors does not know of any other matters to be presented for action by the stockholders at the annual meeting. If, however, any other matters not now known are properly brought before the meeting, the persons names in the accompanying proxy will vote such proxy in the manner determined by a majority of Sunrise's board of directors.

                                   By order of the board of directors

                                   /s/ Paul J. Klaassen

                                   Paul J. Klaassen
                                   Chairman of the Board
                                   and Chief Executive Officer

Fairfax, Virginia
April 6, 1999

                                                                       EXHIBIT A

                         SUNRISE ASSISTED LIVING, INC.
                             1999 STOCK OPTION PLAN


       SUNRISE ASSISTED LIVING, INC., a Delaware corporation (the
"Corporation"), sets forth herein the terms of this 1999 Stock Option Plan (the "Plan") as follows:

1.   PURPOSE

       The Plan is intended to advance the interests of the Corporation and any subsidiary thereof within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as amended (with the term "person" as used in such Rule 405 being defined as in Section 2(2) of such Act) (a "Subsidiary"), by providing eligible individuals (as designated pursuant to SECTION 4 below) with incentives to improve business results, by providing an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its Subsidiaries, and will encourage such eligible individuals to continue to serve the Corporation and its Subsidiaries, whether as an employee, as a director, as a consultant or advisor or in some other capacity. To this end, the Plan provides for the grant of stock options, as set out herein.

       This Plan provides for the grant of stock options (each of which is an "Option") in accordance with the terms of the Plan. An Option may be an incentive stock option (an "ISO") intended to satisfy the applicable requirements under Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provision of any subsequently-enacted tax statute (the "Code"), or a nonqualified stock option (an "NSO"). An Option is an NSO to the extent that the Option would exceed the limitations set forth in SECTION 7 below. An Option is also an NSO if either (i) the Option is specifically designated at the time of grant as an NSO or not being an ISO or
(ii) the Option does not otherwise satisfy the requirements of Code Section 422 at the time of grant. Each Option shall be evidenced by a written agreement between the Corporation and the recipient individual that sets out the terms and conditions of the grant as further described in SECTION 8.

2.   ADMINISTRATION


     (a)    BOARD

       The Plan shall be administered by the Board of Directors of the Corporation (the "Board"), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in SECTION 8 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final, binding and conclusive.

     (b)    ACTION BY COMMITTEE

       The Board from time to time may appoint a Stock Option Committee consisting of two or more members of the Board of Directors who, in the sole discretion of the Board, may be the same Directors who serve on the Compensation Committee, or may appoint the Compensation Committee to serve as the Stock Option Committee (the "Committee"). The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in SECTION 2(a) above, as the Board shall determine, consistent with the Restated Certificate of Incorporation and By-Laws of the Corporation and applicable law. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

     (c)    NO LIABILITY

       No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.


3.   STOCK

       The stock that may be issued pursuant to Options under the Plan shall be shares of common stock, par value $.01 per share, of the Corporation (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options under the Plan shall not exceed, in the aggregate, one million (1,000,000) shares. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise, the shares of Stock that were subject to the unexercised, forfeited, terminated or canceled portion of such Option shall be available immediately for future grants of Options under the Plan.

4.   ELIGIBILITY


     (a)    DESIGNATED RECIPIENTS

       Subject to the next sentence, Options may be granted under the Plan to
(i) any director, officer or employee of the Corporation or any Subsidiary as the Board shall determine and designate from time to time or (ii) any consultant or advisor providing bona fide services to the Corporation or any Subsidiary (provided that such services must not be in connection with the offer or sale of securities in a capital-raising transaction) whose participation in the Plan is determined by the Board to be in the best interests of the Corporation and is so designated by the Board. Options granted to a full-time employee of the Corporation or a "subsidiary corporation" thereof within the meaning of Section 424(f) of the Code shall be either ISOs or NSOs, as determined in the sole discretion of the Board, and Options granted to any other eligible individual shall be NSOs.

     (b)    SUCCESSIVE GRANTS

       An individual may hold more than one Option, subject to such restrictions as are provided herein.

5.   EFFECTIVE DATE AND TERM OF THE PLAN


     (a)    EFFECTIVE DATE

       The Plan shall be effective as of the date of adoption by the Board, subject to approval of the Plan within one year of such effective date by the affirmative vote of stockholders who hold more than fifty percent (50%) of the combined voting power of the outstanding shares of voting stock of the Corporation present or represented, and entitled to vote thereon at a duly constituted stockholders' meeting, or by consent as permitted by law. Upon approval of the Plan by the stockholders of the Corporation as set forth above, however, all Options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the Plan's effective date. If the stockholders fail to approve the Plan within one year of such effective date, any Options granted hereunder shall be null and void and of no effect.

     (b)    TERM

       The Plan shall have no termination date, but no grant of an ISO may occur after the date that is ten years after the effective date.

6.   GRANT OF OPTIONS


     (a)    GENERAL

       Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, grant to such eligible individuals as the Board may determine (each of the whom is an "Optionee"), Options to purchase such number of shares of Stock on such terms and conditions as the Board may determine, including any terms or conditions that may be necessary to qualify such Options as ISOs under Section 422 of the Code. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

     (b)    LIMITATION ON GRANTS OF OPTIONS


       The maximum number of shares subject to Options that can be granted under the Plan to any executive officer of the Company or a Subsidiary, or to any other person eligible for a grant of an Option under SECTION 4, is 500,000 shares during the first ten years after the effective date of the Plan and 200,000 shares per year thereafter (in each case, subject to adjustment as provided in SECTION 16(a) hereof).


7.   LIMITATIONS ON INCENTIVE STOCK OPTIONS


     (a)    PRICE AND DOLLAR LIMITATIONS

       An Option that is designated as being one that is intended to qualify as an ISO shall qualify for treatment as an ISO only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which all options that are intended to constitute "incentive stock options," within the meaning of Code Section 422, are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the
Code) does not exceed $100,000.

     (b)    PARACHUTE LIMITATIONS

       Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee with the Corporation, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Arrangement"), if the Optionee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option held by that Optionee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee from the Corporation under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by him without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee under any Other Agreement or any Benefit Arrangement would cause the Optionee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee as described in clause (ii) of the preceding sentence, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee under this Plan be deemed to be a Parachute Payment.

8.   OPTION AGREEMENTS

       All Options granted pursuant to the Plan shall be evidenced by agreements ("Option Agreements"), to be executed by the Corporation and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9.   OPTION PRICE

       The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement. The Option Price shall be not less than the greater of par value or 100 percent of the fair market value of a share of Stock on the date on which the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Optionee would otherwise be ineligible to receive an ISO by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option that is intended to be an ISO shall not be less than the greater of par value or 110 percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange or The Nasdaq Stock Market, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

10.  TERM AND EXERCISE OF OPTIONS


     (a)    TERM

       Upon the expiration of ten years from the date on which an ISO is granted or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option, that ISO shall be ineligible for treatment as an "incentive stock option," as defined in Section 422 of the Code, and shall be exercisable only as an NSO. In the event the Optionee otherwise would be ineligible to receive an "incentive stock option" by reason of the provisions of Sections 422(b)(6) and 424(d) of the

Code (relating to stock ownership of more than 10 percent), such ten year restriction on exercisability as an ISO shall be read to impose a five year restriction on such exercisability. If an Optionee shall terminate employment prior to the ten-year or five-year limitation described in the immediately preceding sentences, any outstanding ISO shall be ineligible for treatment as an "incentive stock option," as defined in Section 422 of the Code, and shall be exercisable only as an NSO, unless exercised within three months after such termination or, in the case of termination on account of "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), within one year after such termination.

     (b)    OPTION PERIOD AND LIMITATIONS ON EXERCISE

       Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and, to the extent that the Board determines and sets forth a termination date for such Option in the Option Agreement (including any amendment thereto), ending upon the stated expiration or termination date. The Board in its sole discretion may specify events or circumstances, including the giving of notice, which will cause an Option to terminate as set forth in the Option Agreement or in this Plan. No Option granted to a person who is required to file reports under Section 16(a) of the Securities Exchange Act of 1934 (as now in effect or as hereafter amended) shall be exercisable during the first six months after the date of grant. Without limiting the foregoing but subject to the terms and conditions of the Plan, the Board may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding and may condition exercisability (or vesting) of an Option upon the attainment of performance objectives, upon continued service, upon certain events or transactions, or a combination of one or more of such factors, or otherwise, as set forth in the Option Agreement. Subject to the parachute payment restrictions under SECTION 7(b), however, the Board, in its sole discretion, may rescind, modify, or waive any such limitation or condition on the exercise of an Option contained in any Option Agreement, so as to accelerate the time at which the Option may be exercised or extend the period during which the Option may be exercised. Notwithstanding any other provisions of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date on which the stockholders of the Corporation approve the Plan, as provided in SECTION 5 above.

     (c)    METHOD OF EXERCISE

       An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at the Corporation's principal office, addressed to the attention of the President, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Option Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in accordance with SECTION 9) on the date of exercise; (iii) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by the delivery of a promissory note of the person exercising the Option to the Corporation on such terms as shall be set out in such Option Agreement; (iv) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by causing the Corporation to withhold shares of Stock otherwise issuable pursuant to the exercise of an Option equal in value to the Option Price or portion thereof to be satisfied pursuant to this clause (iv); or (v) by a combination of the methods described in (i), (ii),
(iii), and (iv). An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or Stock certificates evidencing his ownership of such shares. A separate Stock certificate or separate Stock certificates shall be issued for any shares purchased pursuant to the exercise of an Option that is an ISO, which certificate or certificates shall not include any shares that were purchased pursuant to the exercise of an Option that is an NSO. Unless otherwise stated in the applicable Option Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or stock dividend payments attributable to the subject shares or to direct the voting of the subject shares) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in SECTION 16 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     (d)    DATE OF GRANT

       The date of grant of an Option under this Plan shall be the date as of which the Board approves the grant.

11.  TRANSFERABILITY OF OPTIONS

       During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the guardian or legal representative of the Optionee) may exercise the Option, except as otherwise specifically permitted by this SECTION 11. No Option shall be assignable or transferable other than by will or in accordance with the laws of descent and distribution; provided, however, subject to the terms of the applicable Option Agreement, and to the extent the transfer is in compliance with any applicable restrictions on transfers, an Optionee may transfer an NSO to a family member of the Optionee (defined as an individual who is related to the Optionee by blood or adoption) or to a trust established and maintained for the benefit of the Optionee or a family member of the Optionee (as determined under applicable state law and the Code).

12.  TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP OF OPTIONEE

       In the Board's sole discretion, the Board may include language in an Option Agreement providing for the termination of any unexercised Option in whole or in part upon or at any time after the termination of employment or other relationship of the Optionee with the Corporation or a Subsidiary (whether as an employee, a director, a consultant or advisor providing bona fide services to the Corporation or a Subsidiary, or otherwise). Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship of the Optionee with the Corporation or a Subsidiary for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

13.  USE OF PROCEEDS

       The proceeds received by the Corporation from the sale of Stock pursuant to the exercise of Options granted under the Plan shall constitute general funds of the Corporation.

14.  REQUIREMENTS OF LAW

       The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the Optionee, the individual exercising the Option, or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration, or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory or self-regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), upon the exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered thereby, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Corporation shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Option or to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.  AMENDMENT AND TERMINATION OF THE PLAN

       The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that any amendment by the Board which, if not approved by the Corporation's stockholders, would cause the Plan to not comply with Sections 162(m) or 422 of the Code shall not be effective unless approved by the affirmative vote of stockholders who hold more than fifty percent (50%) of the combined voting power of the outstanding shares of voting stock of the Corporation present or represented, and entitled to vote thereon at a duly constituted stockholders' meeting, or by consent as permitted by law. The Corporation, however, may retain the right in an Option Agreement to convert an ISO into an NSO. The Corporation may also retain the right in an Option Agreement to cause a forfeiture of the shares of Stock or gain realized by a holder of an Option (a) if the holder violates any agreement covering non-competition with the Corporation or any Subsidiary or nondisclosure of confidential information of the Corporation or any Subsidiary, (b) if the holder's employment is terminated for cause or (c) if the Board determines that the holder committed acts or omissions which would have been the basis for a termination of holder's employment for cause had such acts or omissions been discovered prior to termination of holder's employment. Furthermore, the Corporation may, in the Option Agreement, retain the right to annul the grant of an Option, if the holder of such grant was an employee of the Corporation or a Subsidiary and the holder's employment is terminated for cause, as defined in the applicable Option Agreement. Except as permitted under this SECTION 15 or
SECTION 16 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

16.  EFFECT OF CHANGES IN CAPITALIZATION


     (a)    CHANGES IN STOCK

       If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation on account of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kind of shares for the acquisition of which Options may be granted under the Plan, and the limitations on the maximum number of shares subject to Options that can be granted to any individual under the Plan as set forth in SECTION 6(b) hereof, shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

     (b)    REORGANIZATION IN WHICH THE CORPORATION IS THE SURVIVING
            CORPORATION

       Subject to SUBSECTION (c)(iv) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

     (c) DISSOLUTION, LIQUIDATION, SALE OF ASSETS, REORGANIZATION IN WHICH THE CORPORATION IS NOT THE SURVIVING CORPORATION, ETC.

       The Plan and all Options outstanding hereunder shall terminate (i) upon the dissolution or liquidation of the Corporation, or (ii) upon a merger, consolidation, or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or (iii) upon a sale of substantially all of the assets of the Corporation to another person or entity, or (iv) upon a merger, consolidation or reorganization (or other transaction if so determined by the Board in its sole discretion) in which the Corporation is the surviving corporation, that is approved by the Board and that results in any person or entity (other than persons who are holders of Stock of the Corporation at the time the Plan is approved by the stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, except to the extent provision is made in writing in connection with any such transaction covered by clauses
(i) through (iv) for the continuation of the Plan or the assumption of such Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in SECTION 10(b) above), during such period occurring before such termination as the Board in its sole discretion shall determine and designate, and in any event immediately before the occurrence of such termination, to exercise such Option in whole or in part, to the extent that such Option was otherwise exercisable at the time such termination occurs, except that, by inclusion of appropriate language in an Option Agreement, the Board may provide that the Option may be exercised before termination without regard to any installment limitation or other condition on exercise imposed pursuant to SECTION 10(b) above. The Corporation shall send written notice of a transaction or event that will result in such a termination to all individuals who hold

Options not later than the time at which the Corporation gives notice thereof to its stockholders.

     (d)    ADJUSTMENTS

       Adjustments under this SECTION 16 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (e)    NO LIMITATIONS ON CORPORATION

       The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.  DISCLAIMER OF RIGHTS

       No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of or to maintain a relationship with the Corporation or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Corporation or any Subsidiary either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary. The obligation of the Corporation to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

18.  NONEXCLUSIVITY OF THE PLAN

       Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

19.  CAPTIONS

       The use of captions in this Plan or any Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Option Agreement.

20.  DISQUALIFYING DISPOSITIONS

       If Stock acquired by exercise of an ISO granted under this Plan is disposed of within two years following the date of grant of the ISO or one year following the transfer of the subject Stock to the Optionee (a "disqualifying disposition"), the holder of the Stock shall, immediately prior to such disqualifying disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Corporation may reasonably require.

21.  WITHHOLDING TAXES

       The Corporation shall have the right to deduct from payments of any kind otherwise due to an Optionee any Federal, state, or local taxes of any kind required by law to be withheld with respect to any shares issued upon the exercise of an Option under the Plan or in connection with the purchase of an Option by the Corporation. At the time of exercise, the Optionee shall pay to the Corporation any amount that the Corporation may reasonably determine to be necessary to satisfy such withholding obligation. The Board in its sole discretion may provide in the Option Agreement that, subject to the prior approval of the Corporation, which may be withheld by the Corporation in its sole discretion, the Optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation to withhold shares of Stock otherwise issuable pursuant to the exercise of an Option or (ii) by delivering to the Corporation shares of Stock already owned by the Optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligations. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Corporation as of the date that the amount of tax to be withheld is to be determined. An Optionee who has made an election pursuant to this SECTION 21 may only satisfy his or her withholding obligation with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.


22.  OTHER PROVISIONS

       Each Option granted under the Plan may be subject to, and the Option Agreement relating to such Option may contain, such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions that are necessary to qualify the ISO as an "incentive stock option" within the meaning of Section 422 of the Code or the regulations thereunder and shall not include any terms or conditions that are inconsistent therewith.

23.  NUMBER AND GENDER

       With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

24.  SEVERABILITY

       If any provision of the Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

25.  GOVERNING LAW

       The validity and construction of this Plan and the instruments evidencing the Options granted hereunder shall be governed by the laws of the State of Delaware (excluding its choice of law rules).

                                      * * *

=================================================================




             TABLE OF CONTENTS
                                            Page
Solicitation, Voting and
   Revocability of Proxies...............     1
Election of Directors....................     2
Executive Compensation and
   Other Information.....................     9
Approval of 1999 Stock
   Option Plan...........................    19
Independent Public Accountants...........    24
Stock Owned by Management................    25
Principal Holders of
   Voting Securities.....................    26
Date for Submission of
   Stockholder Proposals.................    27
Other Business to be Transacted..........    28
Exhibit A -- 1999 Stock
   Option Plan...........................   A-1




=================================================================


=================================================================


                                 PROXY STATEMENT









                          SUNRISE ASSISTED LIVING, INC.











                                  APRIL 6, 1999




=================================================================

                          SUNRISE ASSISTED LIVING, INC.
                 9401 LEE HIGHWAY, SUITE 300, FAIRFAX, VA 22031

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - APRIL 26, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned stockholder of Sunrise Assisted Living, Inc. hereby appoints Paul J. Klaassen and David W. Faeder, and each of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 1999 annual meeting of stockholders to be held on April 26, 1999 at 9:00 a.m., local time, at The Ritz-Carlton -- Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia, and at any adjournments or postponements, upon the following matters:

          1.     To elect three directors each for a three-year term.

            FOR all nominees listed             WITHHOLD AUTHORITY
            (except as marked to the            to vote for all nominees listed
            contrary below)
                    [ ]                                     [ ]

            Nominees:     Ronald v. Aprahamian
                          David G. Bradley
                          Teresa M. Klaassen

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

          2.     To approve the 1999 Stock Option Plan.

                 [ ]                [ ]                  [ ]
                 FOR              AGAINST              ABSTAIN

             (Continued and to be signed and dated on reverse side)

                          (Continued from reverse side)


            This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND IN THE MANNER RECOMMENDED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

            The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to its exercise.

            If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.


                                                Dated:
                                                      -------------------------


                                                -------------------------------


                                                -------------------------------
                                                (Please date and sign here
                                                exactly as name appears at left.
                                                When signing as attorney,
                                                administrator, trustee or
                                                guardian, give full title as
                                                such; and when stock has been
                                                issued in the name of two or
                                                more persons, all should sign.)